ARTICLES SUPPLEMENTARY

MAXIM SERIES FUND, INC.

Maxim Series Fund, Inc. (the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On March 23, 2011, the Board of Directors of the Corporation, pursuant to the authority contained in the Corporation’s charter, and in accordance with Section 2-105(c) of the Maryland General Corporation Law, unanimously adopted resolutions approving:

1. The establishment of 2 new series of capital stock of the Corporation, each representing interests in a separate investment portfolio, and the creation of multiple classes of shares of Common Stock, with a par value of Ten Cents ($.10) per share, of each such series to be designated as follows:

Series/Portfolio	Class
Maxim Putnam Equity Income	Initial Class
Maxim Putnam Equity Income	Class L
Maxim American Century Growth	Initial Class
Maxim American Century Growth	Class L

and

2. The re-classification of the following shares of previously classified but unissued shares of Common Stock of the Corporation as follows:

Previously Classified Shares (expressed in millions)	Re-Classified Shares (expressed in millions)
Maxim Stock Index - 15	Maxim Putnam Equity Income Initial Class – 52.5
Maxim U.S. Government Mortgage Securities – 15	Maxim Putnam Equity Income Class L – 33
Maxim Putnam High Yield Bond – 15	Maxim American Century Growth Initial Class – 52.5
Maxim MFS International Value – 21	Maxim American Century Growth Class L – 33
Maxim MidCap Value – 15
Maxim Small-Cap Value – 15
Maxim Ariel Small-Cap Value – 15
Maxim Loomis Sayles Small-Cap Value – 15
Maxim Small-Cap Growth – 15
Maxim Short Duration Bond – 15
Maxim T. Rowe Price MidCap Growth – 15

SECOND: The description of each of the aforementioned new series and classes of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as set forth in the Corporation’s charter.

THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law to the extent hereinafter set forth.

FOURTH: Both as of immediately before the increase or decrease and as increased or decreased: (i) the total number of shares of stock of all classes that the Corporation has authority to issue is Eight Billion (8,000,000,000) shares, (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is Ten Cents ($.10) per share, and (iv) the aggregate par value of all the shares of all classes is Eight Hundred Million Dollars ($800,000,000).

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim Money Market	Common Stock	1,000	1,000
Maxim Stock Index	Common Stock	105	90
Maxim Bond Index	Common Stock	105	105
Maxim U.S. Government Mortgage Securities	Common Stock	105	90
Maxim Index 600	Common Stock	100	100
Maxim Putnam High Yield Bond	Common Stock	115	100
Maxim Janus Large Cap Growth	Common Stock	100	100
Maxim MFS International Growth	Common Stock	100	100
Maxim Federated Bond	Common Stock	100	100
Maxim MFS International Value	Common Stock	100	79
Maxim S&P 500 Index	Common Stock	100	100
Maxim MidCap Value	Common Stock	100	85
Maxim Small-Cap Value	Common Stock	125	110
Maxim Ariel MidCap Value	Common Stock	100	100
Maxim Ariel Small-Cap Value	Common Stock	100	85
Maxim Loomis Sayles Small-Cap Value	Common Stock	105	90
Maxim Loomis Sayles Bond	Common Stock	100	100
Maxim T. Rowe Price Equity/Income	Common Stock	125	125
Maxim Small-Cap Growth	Common Stock	105	90
Maxim Invesco ADR	Common Stock	100	100
Maxim Short Duration Bond	Common Stock	100	85
Maxim T. Rowe Price MidCap Growth	Common Stock	125	110
Maxim Global Bond	Common Stock	100	100
Maxim S&P MidCap 400® Index	Initial Class	52.5	52.5
Maxim S&P MidCap 400® Index	Class L	33	33
Maxim International Index	Initial Class	52.5	52.5
Maxim International Index	Class L	33	33
Maxim Putnam Equity Income	Initial Class	0	52.5
Maxim Putnam Equity Income	Class L	0	33
Maxim American Century Growth	Initial Class	0	52.5
Maxim American Century Growth	Class L	0	33
Maxim Conservative Profile I	Common Stock	100	100
Maxim Moderately Conservative Profile I	Common Stock	100	100
Maxim Moderate Profile I	Common Stock	100	100
Maxim Moderately Aggressive Profile I	Common Stock	100	100
Maxim Aggressive Profile I	Common Stock	100	100
Maxim Conservative Profile II	Common Stock	100	100
Maxim Moderately Conservative Profile II	Common Stock	100	100
Maxim Moderate Profile II	Common Stock	200	200
Maxim Moderately Aggressive Profile II	Common Stock	100	100
Maxim Aggressive Profile II	Common Stock	175	175
Maxim Lifetime 2015 I	Class T	45	45
Maxim Lifetime 2015 I	Class T1	45	45
Maxim Lifetime 2015 I	Class L	33	33

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim Lifetime 2015 II	Class T	45	45
Maxim Lifetime 2015 II	Class T1	45	45
Maxim Lifetime 2015 II	Class L	33	33
Maxim Lifetime 2015 III	Class T	45	45
Maxim Lifetime 2015 III	Class T1	45	45
Maxim Lifetime 2015 III	Class L	33	33
Maxim Lifetime 2025 I	Class T	45	45
Maxim Lifetime 2025 I	Class T1	45	45
Maxim Lifetime 2025 I	Class L	33	33
Maxim Lifetime 2025 II	Class T	45	45
Maxim Lifetime 2025 II	Class T1	45	45
Maxim Lifetime 2025 II	Class L	33	33
Maxim Lifetime 2025 III	Class T	45	45
Maxim Lifetime 2025 III	Class T1	45	45
Maxim Lifetime 2025 III	Class L	33	33
Maxim Lifetime 2035 I	Class T	45	45
Maxim Lifetime 2035 I	Class T1	45	45
Maxim Lifetime 2035 I	Class L	33	33
Maxim Lifetime 2035 II	Class T	45	45
Maxim Lifetime 2035 II	Class T1	45	45
Maxim Lifetime 2035 II	Class L	33	33
Maxim Lifetime 2035 III	Class T	45	45
Maxim Lifetime 2035 III	Class T1	45	45
Maxim Lifetime 2035 III	Class L	33	33
Maxim Lifetime 2045 I	Class T	45	45
Maxim Lifetime 2045 I	Class T1	45	45
Maxim Lifetime 2045 I	Class L	33	33
Maxim Lifetime 2045 II	Class T	45	45
Maxim Lifetime 2045 II	Class T1	45	45
Maxim Lifetime 2045 II	Class L	33	33
Maxim Lifetime 2045 III	Class T	45	45
Maxim Lifetime 2045 III	Class T1	45	45
Maxim Lifetime 2045 III	Class L	33	33
Maxim Lifetime 2055 I	Class T	45	45
Maxim Lifetime 2055 I	Class T1	45	45
Maxim Lifetime 2055 I	Class L	33	33
Maxim Lifetime 2055 II	Class T	45	45
Maxim Lifetime 2055 II	Class T1	45	45
Maxim Lifetime 2055 II	Class L	33	33
Maxim Lifetime 2055 III	Class T	45	45
Maxim Lifetime 2055 III	Class T1	45	45
Maxim Lifetime 2055 III	Class L	33	33
Maxim SecureFoundationSM Balanced	Class G	75	75
Maxim SecureFoundationSM Balanced	Class G1	75	75
Maxim SecureFoundationSM Balanced	Class L	33	33
Maxim SecureFoundationSM Lifetime 2015	Class G	75	75
Maxim SecureFoundationSM Lifetime 2015	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2015	Class L	33	33
Maxim SecureFoundationSM Lifetime 2020	Class G	33	33

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim SecureFoundationSM Lifetime 2020	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2020	Class L	33	33
Maxim SecureFoundationSM Lifetime 2025	Class G	75	75
Maxim SecureFoundationSM Lifetime 2025	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2025	Class L	33	33
Maxim SecureFoundationSM Lifetime 2030	Class G	33	33
Maxim SecureFoundationSM Lifetime 2030	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2030	Class L	33	33
Maxim SecureFoundationSM Lifetime 2035	Class G	75	75
Maxim SecureFoundationSM Lifetime 2035	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2035	Class L	33	33
Maxim SecureFoundationSM Lifetime 2040	Class G	33	33
Maxim SecureFoundationSM Lifetime 2040	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2040	Class L	33	33
Maxim SecureFoundationSM Lifetime 2045	Class G	75	75
Maxim SecureFoundationSM Lifetime 2045	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2045	Class L	33	33
Maxim SecureFoundationSM Lifetime 2050	Class G	33	33
Maxim SecureFoundationSM Lifetime 2050	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2050	Class L	33	33
Maxim SecureFoundationSM Lifetime 2055	Class G	75	75
Maxim SecureFoundationSM Lifetime 2055	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2055	Class L	33	33

Unclassified Capital Stock:		0	0

Total:		8,000	8,000

FIFTH: The Corporation is registered as an open-end company under the Investment Company of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary this 18th day of April 2011, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, and certify that, to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

MAXIM SERIES FUND, INC.

/s/ M.T.G. Graye
Name: M.T.G. Graye
Title: President and Chief Executive Officer

ATTEST:

/s/ R.L. Logsdon
Name: R.L. Logsdon

Title: Assistant Vice President, Counsel & Secretary

MAXIM SERIES FUND, INC.

ARTICLES OF AMENDMENT

Maxim Series Fund, Inc., a Maryland corporation (the “Corporation”), in accordance with Section 2-607 of the Maryland General Corporation Law, hereby certifies as follows:

FIRST: The charter of the Corporation is hereby amended by changing the name of the following series of capital stock of the Corporation as follows:

CURRENT SERIES/PORTFOLIO	NAME NEW SERIES/PORTFOLIO NAME

Maxim Global Bond Portfolio	Maxim Templeton Global Bond Portfolio

SECOND: The amendment was approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 12:00 A.M. on the 1st day of May 2011.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary on this 15th day of April 2011, and the undersigned officers acknowledge that these Articles of Amendment are the act of the Corporation, and certify that, to the best of their knowledge, information and belief, all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

MAXIM SERIES FUND, INC.

/s/ M.T.G. Graye
Name:	M.T.G. Graye
Title:	President and Chief Executive Officer

ATTEST:

/s/ R.L. Logsdon
Name:	R.L. Logsdon
Title:	Assistant Vice President, Counsel and Secretary